Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK REPORTS SECOND QUARTER 2022 RESULTS

Second quarter 2022 results:

•
Revenue of $728 million; 34% year-over-year growth
o
Computing revenue growth of 73% year-over-year
o
Industrials revenue growth of 59% year-over-year
o
Medical revenue growth of 53% year-over-year
o
Semi-Cap revenue growth of 26% year-over-year
•
GAAP operating income up 110% year-over-year
•
Non-GAAP operating income up 67% year-over-year
•
GAAP diluted EPS of $0.49, up 145% year-over-year
•
Non-GAAP diluted EPS of $0.50, up 85% year-over-year

TEMPE, AZ, August 3, 2022 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the second quarter ended June 30, 2022.

	Three Months Ended
	June 30,	Mar 31,	June 30,
In millions, except EPS	2022	2022	2021
Sales	$728	$636	$545
Net income(2)	$17	$11	$7
Net income – non-GAAP(1)(2)	$18	$16	$10
Diluted earnings per share(2)	$0.49	$0.31	$0.20
Diluted EPS – non-GAAP(1)(2)	$0.50	$0.44	$0.27
Operating margin(2)	3.1%	2.4%	2.0%
Operating margin – non-GAAP(1)(2)	3.1%	3.4%	2.5%

(1) A reconciliation of GAAP and non-GAAP results is included below.

(2) Results for the second quarter ended June 30, 2022, first quarter ended March 31, 2022, and second quarter ended June 30, 2021 include the impact of approximately $1.1 million, $1.1 million, and $0.9 million of net COVID-19 related costs, respectively.

“The second quarter continued to demonstrate our ability to execute on our growth strategy despite ongoing supply chain challenges” said Jeff Benck, Benchmark’s President and CEO.

“We were pleased with the balanced revenue contribution to our performance in the second quarter, led by the Medical, Industrials, and Computing sectors. Meanwhile, our Semi-Cap sector continues to demonstrate nice growth, with demand signals pointing to strength into 2023.”

Benck continued “Our bookings performance and resulting new program introduction efforts over the last two years are leading to the successful launch of many new products. This effort, coupled with our ability to fulfill greater demand from our existing customer base, is fueling our industry leading growth. We believe these demand indicators, along with our under-sized consumer exposure, has us well positioned for continued momentum through the second half of 2022.”

Cash Conversion Cycle

	June 30,	Mar 31,	June 30,
	2022	2022	2021
Accounts receivable days	55	54	48
Contract asset days	22	24	26
Inventory days	90	95	75
Accounts payable days	(67)	(71)	(69)
Advance payments from customers days	(23)	(20)	(16)
Cash Conversion Cycle days	77	82	64

Second Quarter 2022 Industry Sector Update

Revenue and percentage of sales by industry sector (in millions) was as follows.

	June 30,		Mar 31,		June 30,
Higher-Value Markets	2022		2022		2021
Medical	$166	23%	$117	18%	$109	20%
Semi-Cap	175	24	183	29	139	26
A&D	90	12	82	13	97	18
Industrials	159	22	137	22	100	18
	$590	81%	$519	82%	$445	82%

	June 30,		Mar 31,		June 30,
Traditional Markets	2022		2022		2021
Computing	$69	10%	$55	8%	$40	7%
Telecommunications	69	9	62	10	60	11
	$138	19%	$117	18%	$100	18%
Total	$728	100%	$636	100%	$545	100%

Overall, higher-value market revenues were up 33% year-over-year from strength in the Industrials, Medical and Semi-Cap sectors. Traditional market revenues were up 38% year-over-year from strength in both Computing and Telecommunications sectors.

Third Quarter 2022 Guidance

•
Revenue between $715 - $755 million
•
Diluted GAAP earnings per share between $0.41 - $0.46
•
Diluted non-GAAP earnings per share between $0.49 - $0.55 (excluding restructuring charges and other costs and amortization of intangibles)
•
This guidance takes into consideration all known constraints for the quarter and assumes no further significant interruptions to our supply base, operations or customers. Guidance also assumes no material impact to our results due to COVID disruptions.

Restructuring charges are expected to range between $1.6 million and $2.4 million in the third quarter and the amortization of intangibles is expected to be $1.6 million in the third quarter.

Second Quarter 2022 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time. The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company's website at www.bench.com. A replay of the broadcast will also be available until Wednesday, August 10, 2022 on the Company's website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain and delivering world-class manufacturing services in the following industries: commercial aerospace, defense, advanced computing, next generation telecommunications, complex industrials, medical, and semiconductor capital equipment. Benchmark's global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Paul Mansky, Investor Relations and Corporate Development

512-580-2719 or paul.mansky@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions or the negative or other variations thereof. In particular, statements, express or implied, concerning the estimated financial impact of the COVID-19 pandemic, the company’s outlook and guidance for third quarter 2022 results, the company’s belief that it is well positioned for continued momentum through the second half of 2022 based on current demand indicators, the company’s expectations regarding the strength of the Semi-Cap sector into 2023, the company’s anticipated plans and responses to the COVID-19 pandemic, future operating results or margins, the ability to generate sales and income or cash flow, expected revenue mix, the company’s business strategy and strategic initiatives, the company’s repurchases of shares of its common stock, the company’s expectations regarding restructuring charges and amortization of intangibles, and the company’s intentions concerning the payment of dividends, among others, are forward-looking statements. Although the company believes these statements are based on and derived from reasonable assumptions, they involve risks, uncertainties and assumptions that are beyond the company’s ability to control or predict, relating to operations, markets and the business environment generally, including those discussed under Part I, Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2021 and in any of the company’s subsequent reports filed with the Securities and Exchange Commission. In particular, these statements also depend on the duration, severity and evolution of the COVID-19 pandemic and related risks, including the emergence and severity of its variants, the availability of vaccines and potential hesitancy to utilize them, government and other third-party responses to the crisis and the consequences for the global economy, the company’s business and the businesses of its suppliers and customers. Events relating to or resulting from the COVID-19 pandemic, including the possibility of customer demand fluctuations, supply chain constraints, inflationary pressures, the effects of foreign currency fluctuations, or the ability to utilize the company’s manufacturing facilities at sufficient levels to cover its fixed operating costs, may have resulting impacts on the company’s business, financial condition, results of operations, and the company’s ability (or inability) to execute on its plans to respond to the COVID-19 pandemic. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of our operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to the company as of the date of this document, and the company assumes no obligation to update.

Non-GAAP Financial Measures

Management discloses non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. A detailed reconciliation between GAAP results and results excluding certain items (“non-GAAP”) is included in the following tables attached to this document. In situations where a non-GAAP reconciliation has not been provided, the Company was unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance. This document also references “free cash flow”, which the Company defines as cash flow from operations less additions to property, plant and equipment and purchased software. The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies. Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

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Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Sales	$728,029	$544,662	$1,364,112	$1,050,383
Cost of sales	669,273	496,749	1,247,754	960,243
Gross profit	58,756	47,913	116,358	90,140
Selling, general and administrative expenses	35,842	34,034	72,131	64,582
Amortization of intangible assets	1,592	1,599	3,201	3,197
Restructuring charges and other costs (income)	(1,110)	1,581	3,187	3,172
Ransomware incident related costs (recovery), net	—	—	—	(3,444)
Income from operations	22,432	10,699	37,839	22,633
Interest expense	(2,185)	(2,079)	(3,935)	(4,228)
Interest income	261	164	391	329
Other income, net	784	440	490	164
Income before income taxes	21,292	9,224	34,785	18,898
Income tax expense	4,071	1,855	6,604	3,612
Net income	$17,221	$7,369	$28,181	$15,286
Earnings per share:
Basic	$0.49	$0.21	$0.80	$0.42
Diluted	$0.49	$0.20	$0.79	$0.42
Weighted-average number of shares used in calculating earnings per share:
Basic	35,157	35,753	35,201	36,000
Diluted	35,336	36,061	35,616	36,474

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in thousands)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$262,269	$271,749
Restricted cash	1,650	—
Accounts receivable, net	446,515	355,883
Contract assets	179,172	155,243
Inventories	666,742	523,240
Other current assets	44,924	42,029
Total current assets	1,601,272	1,348,144
Property, plant and equipment, net	198,497	186,666
Operating lease right-of-use assets	98,580	99,158
Goodwill and other, net	268,436	269,912
Total assets	$2,166,785	$1,903,880

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and finance lease obligations	$2,630	$985
Accounts payable	500,886	426,555
Advance payments from customers	173,557	118,124
Accrued liabilities	108,005	108,718
Total current liabilities	785,078	654,382
Long-term debt and finance lease obligations, less current installments	262,185	129,289
Operating lease liabilities	90,936	90,878
Other long-term liabilities	42,813	55,529
Shareholders’ equity	985,773	973,802
Total liabilities and shareholders’ equity	$2,166,785	$1,903,880

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(in thousands)

(UNAUDITED)

	Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities:
Net income	$28,181	$15,286
Depreciation and amortization	21,862	21,994
Stock-based compensation expense	8,487	6,863
Accounts receivable, net	(91,200)	18,959
Contract assets	(23,929)	(11,850)
Inventories	(146,178)	(88,634)
Accounts payable	69,943	92,677
Advance payments from customers	55,433	4,563
Other changes in working capital and other, net	(16,109)	(19,585)
Net cash (used in) provided by operations	(93,510)	40,273

Cash flows from investing activities:
Additions to property, plant and equipment and software	(24,971)	(18,619)
Other investing activities, net	5,657	188
Net cash used in investing activities	(19,314)	(18,431)

Cash flows from financing activities:
Share repurchases	(9,391)	(30,319)
Net debt activity	134,363	(4,543)
Other financing activities, net	(14,183)	(14,204)
Net cash provided by (used in) financing activities	110,789	(49,066)

Effect of exchange rate changes	(5,795)	1,677
Net decrease in cash and cash equivalents and restricted cash	(7,830)	(25,547)
Cash and cash equivalents and restricted cash at beginning of year	271,749	395,990
Cash and cash equivalents and restricted cash at end of period	$263,919	$370,443

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,	Mar 31,	June 30,	June 30,
	2022	2022	2021	2022	2021
Income from operations (GAAP)	$22,432	$15,407	$10,699	$37,839	$22,633
Amortization of intangible assets	1,592	1,609	1,599	3,201	3,197
Restructuring charges and other costs	1,266	2,314	1,581	3,580	3,172
(Gain) loss on assets held for sale	(2,376)	1,983	—	(393)	—
Ransomware incident related costs (recovery), net	—	—	—	—	(3,444)
Customer insolvency (recovery)	—	—	(153)	—	(185)
Non-GAAP income from operations	$22,914	$21,313	$13,726	$44,227	$25,373
GAAP operating margin	3.1%	2.4%	2.0%	2.8%	2.2%
Non-GAAP operating margin	3.1%	3.4%	2.5%	3.2%	2.4%

Gross Profit (GAAP)	$58,756	$57,602	$47,913	$116,358	$90,140
Customer insolvency (recovery)	—	—	(153)	—	(185)
Non-GAAP gross profit	$58,756	$57,602	$47,760	$116,358	$89,955
GAAP gross margin	8.1%	9.1%	8.8%	8.5%	8.6%
Non-GAAP gross margin	8.1%	9.1%	8.8%	8.5%	8.6%

Selling, general and administrative expenses	$35,842	$36,289	$34,034	$72,131	$64,582
Non-GAAP selling, general and administrative expenses	$35,842	$36,289	$34,034	$72,131	$64,582

Net income (GAAP)	$17,221	$10,960	$7,369	$28,181	$15,286
Amortization of intangible assets	1,592	1,609	1,599	3,201	3,197
Restructuring charges and other costs	1,266	2,314	1,581	3,580	3,172
(Gain) loss on assets held for sale	(2,376)	1,983	—	(393)	—
Ransomware incident related costs (recovery), net	—	—	—	—	(3,444)
Customer insolvency (recovery)	—	—	(153)	—	(185)
Income tax adjustments(1)	(82)	(1,206)	(633)	(1,288)	(464)
Non-GAAP net income	$17,621	$15,660	$9,763	$33,281	$17,562

Diluted earnings per share:
Diluted (GAAP)	$0.49	$0.31	$0.20	$0.79	$0.42
Diluted (Non-GAAP)	$0.50	$0.44	$0.27	$0.93	$0.48

Weighted-average number of shares used in calculating diluted earnings per share:
Diluted (GAAP)	35,336	35,470	36,061	35,616	36,474
Diluted (Non-GAAP)	35,336	35,470	36,061	35,616	36,474

Net cash (used in) provided by operations	$(25,485)	$(68,025)	$3,660	$(93,510)	$40,273
Additions to property, plant and equipment and software	(6,996)	(17,975)	(12,197)	(24,971)	(18,619)
Free cash flow (used)	$(32,481)	$(86,000)	$(8,537)	$(118,481)	$21,654

(1)
This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.